Grant Thornton

Accountants and Business Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 31 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated November 15, 2007, relating to the financial statements and financial highlights appearing in the September 30, 2007 Annual Reports to Shareholders of the Madison Mosaic Money Market Fund, which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers - Independent Registered Public Accounting Firm” in the Statement of Additional Information..

(signature)

GRANT THORNTON LLP
Chicago, Illinois
January 31, 2008

10 College Avenue, Suite 300	55 S. Main Street, Suite 200	2 East Gilman Street	100 East Wisconsin Ave., 23rd Floor
P.O. Box 1097	P.O. Box 1558	P.O. Box 8100	P.O. Box 510470
Appleton, WI 54912-1097	Fond du Lac, WI 54936-1558	Madison, WI 53708-8100	Milwaukee, WI 53203-9971
T 920 968-6700	T 920 906-1940	T 608 257-6761	T 414 289-8200
F 920 968-6719	F 920 906-1944	F 608 257-6760	F 414 289-9910